UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2011

Date of Report (Date of earliest event reported)

Cascade Technologies Corp.

(Exact name of Registrant as specified in its charter)

Wyoming	0-52141	98-0440633
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

250 N. Robertson Blvd., Suite 427

Beverly Hills, California 90211

 (Address of principal executive offices)

(Zip Code)

(323) 822-0803

Registrant’s telephone number, including area code

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (d) On June 16, 2011 Gene Scher was appointed director and Chief Operating Officer of the Company.

Mr. Scher has been serving as a director of Gerova Financial Group, Ltd., an NYSE publicly listed financial service company incorporated under Bermuda law, since February 2011 and as Chief Operating Officer of Gerova since March 2011. He is also currently a principal in Modern Vision Media, a company creating online programs. Previous to joining Gerova, he served as CEO of Hollywood Partners, a publicly listed company, from 1999 to 2000.

No committees of the board of directors have been designated. The full board of directors addresses all board matters.

A copy of the press release announcing the appointment of Mr. Scher  as director and Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01

 Financial Statements and Exhibits.

(d) Exhibits:  The following exhibit is filed herewith:

 99.1   Press release dated June 21, 2011 announcing the appointment of Mr. Scher as director and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cascade Technologies Corp.

Dated: June 22, 2011	By:	/s/ Erik Lindsley
Erik Lindsley
President and Chief Financial Officer

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